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                                                                EXHIBIT 10.28


          RESTATED NONQUALIFIED STOCK OPTION AGREEMENT [MANAGEMENT]


This RESTATED NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made effective as of the 1st day of April, 1996, between RENTX INDUSTRIES, INC., a Delaware corporation (the "Company"), and Gary J. Kulesza (the "Optionee"). In consideration of the mutual promises set forth in this Agreement, we agree as follows:

1. OPTION GRANT. Pursuant to the letter agreement dated April 1, 1996 between the Company and the Optionee (the "Letter Agreement") and subject to the terms and conditions of this Agreement (including, without limitation, those relating to vesting set forth in Section 3 and those relating to "community property" and related matters set forth in Section 17), the Company grants to the Optionee the right and option (the "Option") to purchase an aggregate of 32,532 shares (the "Optioned Shares") of its nonvoting Class B Common Stock (the "Stock") pursuant to the terms set forth below; provided, however, that if, pursuant to the Company's certificate of incorporation, as amended, each share of the Company's issued and outstanding Class B Common Stock is reclassified and changed into one share of Class A Common Stock and the outstanding rights to receive Class B Common Stock from the Company become outstanding rights to acquire Class A Common Stock on a share-for share-basis, then the term "Stock" shall also refer to such shares of Class A Common Stock). This Option grant is made as a matter of separate agreement and not in lieu of regular salary. The date on which this Option was granted was April 1, 1996 (the "Grant Date"). On January 30, 1997, the Company's Certificate of Incorporation was amended to increase the authorized number of shares of nonvoting Class B Common Stock from 12,350 shares to 192,308 shares. The Option and the number of Optioned Shares set forth in this Agreement have been restated to reflect such amendment to the Company's Certificate of Incorporation. As a result, the Optioned Shares represent shares of the authorized nonvoting Class B Common Stock of the Company as it exists following such amendment.

2. STOCK OPTION PRICE. The purchase price of the Optioned Shares is $8.00 per share (the "Stock Option Price").

3. VESTING; TIME OF EXERCISE. The Optionee shall not have any right to exercise the Option and acquire any of the Optioned Shares until January 31, 1999, at which time the Optionee's right to acquire 50% of the Optioned Shares shall vest. Thereafter, on January 31 of each of 2000 and 2001, the Optionee's right to acquire an additional 25% of the Optioned Shares shall vest. Notwithstanding anything to the contrary contained in this Section 3, but subject to Section 14, the Optionee's right to acquire 100% of the Optioned Shares shall vest upon the earliest to occur of [a] immediately prior to the closing of the sale by the Company of all or substantially all of its assets (other than to any entity of which the majority of the voting power of the ownership interests therein is held, immediately prior to or immediately after such sale, by the persons who immediately prior to such transaction hold a majority of the voting power of the ownership interests in the Company) (a "Non-Affiliate Asset Sale"), [b] immediately prior to the closing of the sale of the Company substantially in its entirety by merger or consolidation (other than with an entity of which the majority of the voting power of the ownership interests therein is held, immediately prior to or immediately after such transaction, by the persons who immediately prior to such transaction hold a majority of the voting power
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of the ownership interests in the Company) (a "Non-Affiliate Merger"), or [c]
immediately prior to the closing of the sale by the stockholders of the Company of all of the outstanding capital stock (other than to any entity of which the majority of the voting power of the ownership interests therein is held, immediately prior to or immediately after such sale, by the persons who immediately prior to such transaction hold a majority of the voting power of the ownership interests in the Company) (a "Non-Affiliate Stock Sale") (each of [a], [b] and [c] being referred to herein as a "Vesting Event"), but only if the Optionee is an employee of the Company or any Subsidiary at the moment prior to the occurrence of the Vesting Event. Subject to the vesting requirements set forth above and to the provisions of Sections 13, 14 and 16, the Option may be exercised at any time or times prior to 5:00 p.m., Colorado time, on April 1, 2006.

4. MANNER OF EXERCISE. The Option is exercisable by written notice to the Company, signed by the Optionee. Such notice must set forth: [a] the election to exercise the Option and accept the Company's offer, [b] the number of Optioned Shares to which such exercise relates, and [c] a date at least three, but no more than five, days after the giving of such notice on which payment of the Stock Option Price will be made. Such notice must either be actually delivered to the Company or sent by certified mail to the Company at 1522 Blake Street, Denver, Colorado, 80202, Attn: Craig J. Zoellner, Vice President (or at such other address as the Company may direct). Upon exercise of the Option by giving written notice to the Company, the Optionee will be personally liable to acquire the Optioned Shares as stated in such notice.

5. CLOSING ON SHARE ISSUANCE. On the date specified in the written notice of exercise (the "Closing Date"), the Optionee will deliver to the Company [a] the Stock Option Price for all Optioned Shares being acquired pursuant to the Option, [b] the Optionee's signed investment letter in the form of the attached Exhibit A (or in such form as the Board of Directors of the Company (the "Board") may from time to time subsequently determine), [c] the Optionee's signed Class B Common Stock Voting Trust Agreement in the form of the attached Exhibit B (or in such form as the Board may from time to time subsequently determine) and [d], upon issuance by the Company, the stock certificate representing the Optioned Shares, duly endorsed for transfer to the trustee under the Class B Common Stock Voting Trust Agreement (in return for which the Optionee shall receive a Voting Trust Certificate representing the Optioned Shares). All of the provisions of this Agreement, including, without limitation, Sections 7 through 18, will apply to each Voting Trust Certificate issued under the Class B Common Stock Voting Trust Agreement in respect of any Shares (as defined below). Payment will be made in cash, either by personal check which clears in the ordinary course, by bank cashier's check or by certified check (in all cases, in immediately available funds). Any other method of payment may be made only if acceptable to the Board, in its discretion. Notwithstanding the above, the Company shall not be obligated to deliver any Optioned Shares unless and until, in the opinion of the Company's counsel, there has been compliance with all applicable federal and state laws and regulations and only when all other legal matters in connection with the issuance and delivery of such Optioned Shares have been approved by the Company's counsel. The Company shall use its best efforts to effect any such compliance, and the Optionee shall take any such action reasonably requested by the Company; provided, however, that in no event shall the Company be required to file a registration statement under the Securities Act





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of 1933 or any state securities law to satisfy its obligation to use its best efforts to effect such compliance. The Optionee shall have the rights of a shareholder of the Company only as to shares actually acquired by and issued to the Optionee under this Agreement.

6. NONASSIGNABLE OPTION. Neither the Option nor any other rights acquired by the Optionee under this Agreement are assignable or transferable by the Optionee. Any sale, assignment, transfer, pledge or other disposition of any Option contrary to the provisions of this Agreement, and any levy of any attachment or similar process upon any Option, will be null and void. Upon the occurrence of such an event, the Board may, in its discretion, terminate the Option. The Option may be exercised only during the Employee's lifetime, except as otherwise specifically provided in Section 13.

7.  SHARE TRANSFER RESTRICTION.  Except for Permitted Transfers (as defined in
Section 8) and unless a Release Event (as defined below) has occurred, none of the Optioned Shares, any shares of capital stock of the Company issued in respect of the Optioned Shares upon any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, change in corporate structure or otherwise, nor any right, title or interest therein, whether represented by the Voting Trust Certificate or otherwise (the Optioned Shares, all such other shares, and all right, title and interest therein being referred to collectively as the "Shares"), may be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered, voluntarily or involuntarily, by act of the Optionee or the Optionee's Permitted Transferee or by operation of law, including, without limitation, by bequest or the laws of descent and distribution (any of such events being referred to as a "Transfer"), without the Company's prior written consent and upon such terms and conditions as the Company may determine. Any attempted transfer of any Shares contrary to the preceding sentence will be null and void. Nevertheless, the restriction on transfer of the Shares set forth in this Section 7 will terminate and be of no further force and effect upon the occurrence of any of the following events (each of which is referred to as a "Release Event"): [a] the closing of any Qualified Public Offering (as defined below), [b] the closing of a Non-Affiliate Asset Sale, or [c] the closing of the sale of the Company substantially in its entirety by a Non-Affiliate Merger or by a Non-Affiliate Stock Sale (or by any combination of the foregoing).

       For purposes of this Agreement: [a] "Qualified Public Offering" means the sale in an underwritten public offering or a series of public offerings, registered under the Securities Act of 1933, as amended (the "Securities Act"), of Common Stock, which results in public ownership of not less than 25% of the Fully Diluted Common Stock of the Company, which shares of Common Stock are listed upon the New York Stock Exchange, the American Stock Exchange or are approved for quotation on the NASDAQ National Market and which offerings shall have resulted in the receipt by the Company of aggregate cash proceeds (after deduction of underwriting discounts and the costs associated with the offerings) of at least $8 million and with the average price in such offering or offerings reflecting a valuation of the Fully Diluted Common Stock (excluding shares being issued in the offering or offerings) aggregating at least $30 million; [b] "Common Stock" means the Class A Common Stock and the Class B Common Stock of the Company; [c] "Common Stock Equivalents" means (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options





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(including, without limitation, employee stock options), convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event, including (without limitation) the Series A Preferred Stock and the Series B Preferred Stock of the Company; and [d] "Fully Diluted Common Stock" means, at any time, the then outstanding Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding Common Stock Equivalents.

8. PERMITTED TRANSFEREES. Any Optionee may transfer the Shares held by the Optionee to the Optionee's spouse or children, to any other shareholder of the Company, or to any employee of the Company or a Subsidiary of the Company, by gift, by bequest, by the laws of descent and distribution, or by operation of law in the case where the Optionee and the Optionee's Permitted Transferee (as defined below) hold Shares as joint tenants with right of survivorship; provided, however, that in all of the foregoing cases (each of which is referred to as a "Permitted Transfer") the Optionee must first give notice to the Company of such Transfer and the transferee (the "Permitted Transferee") first must agree in writing to be a party to and bound by the terms and conditions of this Agreement (including by execution of the signature page to this Agreement) and an original of such writing must be delivered to the Company. Each Permitted Transferee acknowledges and agrees that, upon acceptance of Shares from the Optionee, the following provisions will apply:
[a] the transfer restrictions and other obligations applicable to the Optionee under this Agreement, as well as the agreements and obligations of the Optionee under the Class B Common Stock Voting Trust Agreement referred to in Section 5[c] will apply to and be assumed by such Permitted Transferee with respect to the Shares owned by the Permitted Transferee, and [b] if, as a result of the operation of Section 9, the Optionee is (or would be) required by this Agreement to sell any Shares held by such Optionee the Permitted Transferee agrees to sell the Shares in the same manner and under the same terms as are applicable to the Optionee.

9. REPURCHASE RIGHT. If the Optionee's employment with the Company or any Subsidiary is terminated for any or no reason (whether by voluntary or involuntary act of the Optionee, the Company or any Subsidiary, including retirement, firing, death or disability) before or after a Release Event, the Company will have the right, but not the obligation, to purchase from the Optionee and each Permitted Transferee all or any part of the Shares and all or any part of the Optionee's right to acquire Optioned Shares, which immediately prior to such termination, are vested (the Optionee's right to acquire Optioned Shares which has so vested is referred to as the "Vested Options"), and the Optionee and each Permitted Transferee must sell to the Company, if the Company exercises such option, all of the Shares the Company desires to purchase and all of the Vested Options the Company desires to purchase. The purchase price will be determined under Section 10, and the closing will occur as provided in
Section 11.

10. PURCHASE PRICE. [a] The purchase price per share payable by the Company for the Shares will be fixed as of the effective date of termination of the Optionee's employment with the Company or any Subsidiary (the "Termination Date") at an amount equal to the fair market





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value thereof (the "Per Share Purchase Price") determined as set forth in
Section 11[b]. The purchase price per Vested Option payable by the Company for the Vested Options will be the Per Share Purchase Price minus the Stock Option Price for the Optioned Share underlying such Vested Option.

                     [b]    If, at the time the Company's repurchase right
under Section 10 becomes operative, the Shares are registered under the Securities Act of 1934, as amended (meaning the Shares are "publicly traded"), then the Per Share Purchase Price payable by the Company for the Shares will be fixed as of the Termination Date at a per Share price equal to the arithmetic mean of the market prices of the class of stock of which the Shares are a part (the "Stock") for the 20 trading days preceding the Termination Date. For this purpose, the market price of the Stock on each such day shall be [i] the closing price of the Stock on the principal national securities exchange on which it is then traded, or [ii] if the Stock is not then traded on a national securities exchange, the closing price of the Stock reported by the National Association of Securities Dealers, Inc. National Market System or Automated Quotation System or its successors ("NASDAQ"), or [iii] if the closing price of the Stock is not then reported by NASDAQ, the mean of the bid and asked prices of the Stock reported by NASDAQ, or [iv], if bid and asked prices for the Stock are not then reported by NASDAQ, the mean of the bid and asked prices of the Stock reported by the National Quotation Bureau, Inc. or its successor. If, at the time the Company's repurchase right under Section 10 becomes operative, the Shares are not registered under the Securities Exchange Act of 1934, as amended, then the Per Share Purchase Price payable by the Company for the Shares will be fixed as of the Termination Date and determined in good faith by the Board of Directors using any reasonable valuation method, with the Board's objective being to set the price at the price at which a Share would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of relevant facts including rights and restrictions on the Shares or the class of stock of which they are a part.

11. CLOSING OF REPURCHASE. The closing of any purchase of Shares and/or Vested Options by the Company under this Agreement will occur at a meeting of the Company and the Optionee and/or the Permitted Assigns, as appropriate, on a date selected by the Company and noticed to the Optionee and/or the Permitted Assigns, as appropriate, which will be not later than the 120th day following the Termination Date at 10:00 a.m. Colorado time at the Company's office in Denver, Colorado (unless otherwise agreed by the Company and the Optionee and/or the Permitted Transferees, as appropriate). At the meeting, the Company will make payment for the Shares and/or Vested Options and the Optionee and/or the Permitted Transferees, as appropriate, will deliver certificates representing the Shares, duly endorsed for transfer. If the Shares so purchased by the Company are then subject to the Class B Common Stock Voting Trust Agreement, the Trustee thereunder is authorized and directed to deliver to the Company stock certificates representing such Shares, against receipt of payment therefor, and to deliver such payment to the Optionee upon delivery by the Optionee to the Company of the Voting Trust Certificate representing such Shares. Payment for the Shares and/or Vested Options will be made in cash or by the Company's check or checks which clear in the ordinary course. All notices under this Section to the Optionee or the Permitted Transferees, as appropriate, will be in writing and will be deemed to have been duly given when delivered in person (by express courier or otherwise), by telecopier or three days after being deposited in





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the United States mail, certified mail, return receipt requested, first class postage prepaid, to the Optionee or the Permitted Transferees, as appropriate, at 8 Desert Willow Lane, Littleton, CO 80217, or to such other address as the Optionee or the Permitted Transferees, as appropriate, will have specified by notice in writing to the Company.

12. STOCK LEGEND. Except to the extent that the Board determines to add or revise the restrictive legend, all stock and voting trust certificates evidencing Shares will be legended as follows by the Company:

       The shares represented by this certificate are subject to, and are transferrable only on compliance with, a Nonqualified Stock Option Agreement dated as of April 1, 1996 between RentX Industries, Inc.
       and the shareholder named on the face of this certificate, a copy of which is on file with, and may be obtained from, RentX Industries, Inc.

13. EMPLOYMENT TERMINATION. If the Optionee's employment with the Company or any Subsidiary is terminated for any or no reason (whether by voluntary or involuntary act of the Optionee, the Company or any Subsidiary, including retirement, firing, death or disability), the Option (including, without limitation, any Vested Options) will terminate and be of no further force or effect; provided, however, that any Vested Options shall remain exercisable for 60 days from such termination of employment; and, provided, further, that in the event any Vested Options are exercised within such 60-day period, the Optionee and the Optionee's heirs, legal representatives and any other person entitled to exercise the Vested Options in the Optionee's stead shall, if and to the extent the Company exercises its rights under Section 9, immediately sell Shares and Vested Options to the Company in accordance with Section 9.

14. ACCELERATION OF EXPIRATION OF OPTION PERIOD. Notwithstanding anything to the contrary contained in this Agreement, in the event [a] that the Company proposes to engage in a Non-Affiliate Asset Sale, [b] that it is proposed that the Company be sold substantially in its entirety by a Non-Affiliate Merger or by a Non-Affiliate Stock Sale (or any combination of the events described in this [b]), or [c] that any transaction is proposed that would result in a change in the majority ownership of the Company (whether as a result of the sale of outstanding stock or the issuance of new stock, other than in a public offering registered under the Securities Act) (each of [a], [b] and [c] being referred to herein as an "Acceleration Event"), the Company may, at its option, notify the Optionee of such proposed Acceleration Event and require the Optionee to elect, within 5 days after such notice, to either exercise the Option (which exercise, if such Option is not then vested pursuant to Section 3, shall be made contingent upon the occurrence of a Vesting Event which is also an Acceleration Event) or allow it to expire upon the closing of the Acceleration Event. If the Optionee does not elect to exercise any portion of the Option within that 5-day period, the unexercised portion of the Option shall automatically expire upon such closing. If the Optionee elects to exercise the Option within that 5-day period, in whole or in part, the Optionee shall deliver to the Company all funds and documents required by such notice or this Agreement to exercise such Option and the Company shall hold such funds and documents and the certificate representing the shares issuable upon such exercise until such closing and shall then deposit and collect the payment





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and forward the certificate (or such other securities or property as the
Optionee may have become entitled to as a result of owning such shares on the closing) to the Optionee (or, in the case of an Acceleration Event which involves the acquisition or conversion of the outstanding capital stock of the Company, to the acquiror of such stock). If the Acceleration Event is not consummated for any reason, then [a] such exercise shall be of no force or effect, [b] no acceleration of the vesting of the Optionee's right to acquire the Option Shares shall be deemed to have occurred, [c] the unexercised portion of the Option shall not expire and [d] the Company shall return to the Optionee such funds and documents delivered to it by the Optionee in connection with such exercise and shall cancel the related certificate. The notice originally given to the Optionee of a proposed Acceleration Event shall describe the proposal generally. No subsequent change in the proposal shall require a new notice or extend or revive the 5-day exercise period.

15. SHAREHOLDER/EMPLOYEE RIGHTS. The Optionee will have the rights of a shareholder with respect to any Shares subject to the Option only after such Shares are issued to such person following exercise of the Option. Nothing in this Agreement confers on the Optionee any right to continue in the employ of the Company or any Subsidiary or interferes in any way with the right of the Company or any Subsidiary at any time to terminate or modify the terms or conditions of the Optionee's employment.

16. COMMUNITY PROPERTY MATTERS. If the Optionee, on or after the Grant Date, resides in a state or other jurisdiction the laws of which determine the interests of spouses in property on a "community property" or similar basis, the grant of the Option and the Optionee's rights hereunder shall not be effective unless and until the Optionee's spouse executes and delivers a counterpart to the signature page hereto to the Company. The Optionee's spouse shall be bound by the terms and conditions of this Agreement, including, without limitation, those set forth in Sections 5 through 17.

17.  TAX MATTERS.

[a] Tax Status. The Option granted under this Agreement is for nonqualified stock options (that is, options that do not qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the
       "Code").   The Optionee is urged to consult with his or her own tax
       advisors with respect to the federal and state income taxation of the grant, exercise and disposition of stock pursuant to the Option.

[b] Section 83(b) Election. Whenever property is transferred to a taxpayer in connection with performance of services, and such property is subject to a substantial risk of forfeiture (as that term is defined under Section 83 of the Code and applicable Treasury Regulations), the taxpayer may elect under Section 83(b) of the Code to include in gross income (as compensation) the excess, if any, of the fair market value of such property over the purchase price. If this Section 83(b) election is made, no compensation income is subsequently recognized when the risk of forfeiture lapses. If the Optionee makes a Section 83(b) election he or she shall give timely notice to the Company of the statement required by the Treasury Regulations under Section 83 of the Code.





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[c]    Withholding.  Whenever compensation income is recognized by the Optionee with respect to the Option, the Company may require (as a condition of Option exercise) the Optionee to make a withholding tax payment to the Company. The amount of such payment shall equal the amount of federal and state income tax that the Company or any Subsidiary is required to withhold with respect to the issuance of such stock. To the extent the required withholding tax payment is not timely made by the Optionee, the Company or any Subsidiary may either withhold such payment from the Optionee's cash compensation or make such other arrangements as the Board determines.

[d] Interpretation. This Agreement, as well as all questions arising thereunder, shall be interpreted and answered in the manner consistent with the Code and applicable Treasury Regulations relating to nonqualified stock options.

18.  GENERAL PROVISIONS.

[a] Capital Changes. The number of shares and purchase price of the Optioned Shares subject to the Option shall not change in the event of any change to the shares of Stock or to any other class or series of capital stock of the Company or any rights related thereto, whether by reason of recapitalization, change in conversion rates, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise, except that appropriate adjustments shall be made by the Board in the number of shares and purchase price of the Optioned Shares subject to the Option [i] prior to the first Qualified Public Offering for any stock dividend, stock split or similar transaction, as determined by the Board, declared or made with respect to all shares of capital stock of the Company prior to, but in connection with, such Qualified Public Offering, as determined by the Board, and [ii] after the first Qualified Public Offering for any stock dividend, stock split or similar transaction, as determined by the Board. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

[b] Leave of Absence. For purposes of this Agreement, employment of the Optionee shall be treated as continuing intact while such person is on sick leave, military leave or other bona fide leave of absence if the period of such leave does not exceed ninety days. If such person's leave exceeds ninety days, employment shall be treated as terminated for purposes of this Agreement on the ninety-first day of such leave unless such person's right of continued employment is guaranteed either by statute or contract.

[c] Delivery. Delivery of any notice or document shall occur upon actual delivery to the recipient (including receipt of telecopy or facsimile transmission), and shall be deemed delivered the third day following mailing by U.S. certified mail, postage prepaid, return receipt requested, addressed to the recipient's then current mailing address. Any corporate officer or other authorized agent may receipt for any notice or document on behalf of the Company.





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[d]    Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of the provisions of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement by the Optionee or any Permitted Transferee, and the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any such breach of this Agreement, including, without limitation, a breach of any provisions of the transfer restriction contained in Section 7

[e] Actions of Board. Any determination by the Board as to any question with respect to this Agreement will be final and binding on the Optionee. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. In addition to any other rights of indemnification, each Board member shall be indemnified by the Company against reasonable expenses (including attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal) to which such person may be a party by reason of an action taken, or any failure to act, in connection with this Agreement and the Stock Option granted under it. This indemnification shall further extend to all amounts paid by any Board member either in a settlement approved by independent legal counsel selected by the Board or pursuant to a judgment in any such action, suit or proceeding, provided that the Board member acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. Any action taken by the Board under this Agreement may be made without notice or meeting of the Board in a writing signed by all members of the Board.

[f] Subsidiary. Any reference to a Subsidiary means any corporation in which the Company owns at least 80% of the total voting power and value of its stock.

[g] Amendment. This Agreement may be amended only by a written instrument signed by both parties.

[h] Binding Effect. This Agreement is binding upon, and inures to the benefit of, the parties and their respective heirs, legal representatives and permitted successors and assigns.

[i] Entire Agreement. This Agreement contains the entire agreement between the parties with respect to its subject matter, and it supersedes all prior written and oral agreements, including, without limitation, the Letter Agreement.

[j] No Waiver. No waiver of any default under this Agreement will be considered valid unless in writing, and no such waiver will be deemed a waiver of any subsequent default of the same or similar nature.





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[k]    Indemnification.  Each party hereby indemnifies and agrees to hold harmless the other from any liability, cost or expense arising from or related to any act or failure to act of such party which is in violation of this Agreement.

[l] Counsel. Each party has had the opportunity to obtain separate counsel of choice. The Company expressly disclaims that it is giving any tax advice to the Optionee with respect to the grant or exercise of the Option or to any disposition of the Optioned Shares or any Shares. The Optionee acknowledges and accepts this disclaimer.

[m] Originals. This Agreement is signed in two original documents, one to be delivered to each party.

[n] Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Colorado.

[o] 30-Day Requirement. This Agreement will automatically terminate if the Optionee fails to deliver an original of this Agreement to the Company within thirty days after it has been delivered to the Optionee (unless the Board otherwise determines).

The Company and the Optionee have signed this Agreement effective as of the date first above written, notwithstanding the actual date of signing.



                                           RENTX INDUSTRIES, INC.


   3/12/97                                 By:  /s/ [ILLEGIBLE]
----------------------------                   ---------------------------------
          Date
                                           Title: President & CEO
                                                 -------------------------------

                                           OPTIONEE:

   3/12/97                                  /s/ [ILLEGIBLE]
----------------------------               -------------------------------------
          Date

----------------------------               -------------------------------------
          Date                             Signature of Optionee's spouse (if
                                           Section 17 is applicable)


----------------------------               -------------------------------------
          Date                             Signature of Permitted Transferee
                                           (pursuant to Section 8)






                                      -11-